99.18

KonaRed® Spreads a Little Sunshine
Throughout Canada with Official
Launch of its Hawaiian Superfruit
Antioxidant Beverages in The Great
White North

November 5, 2013. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed, a powerful antioxidant-rich wellness beverage made from the exclusive Hawaiian Coffee Fruit, has officially launched its Hawaiian Superfruit Beverages in two 16oz. SKUs (Original and Lite) with retailers across Canada.  KonaRed is now listed in over 180 stores and can be found in major natural retail outlets including Whole Foods Market, Choices Markets, Planet Organic and numerous other independent grocery stores and chains. The announcement was made today by Mr. Shaun Roberts, CEO of KonaRed Corporation.

Driving the growth in Canada are Zach Wilczewski, the Director  of Sales, and the team of BM2 Brand Management, one of Canada’s leading natural food brokers.  KonaRed’s distribution network is rapidly expanding to cover the growing demand.  In Western Canada, stores and businesses can now purchase product at wholesale through Horizon Distributors and UNFI West.  In the Toronto region, KonaRed is available through Corwin Distributors.

“We look forward to spreading KonaRed’s Aloha spirit in Canada and bringing everyone better health and well-being”, said Mr. Wilczewski.  ”KonaRed’s breakthrough ingredient, Coffee Fruit, is a new concept in Canada, but it’s health benefits are astounding.  We look forward to growing the brand across Canada with further penetration into the major retail chains.”

KonaRed Corporation CEO Shaun Roberts said, “The response has been enthusiastic and exceptionally positive.  The Canadian market is a natural fit for KonaRed’s product and we couldn’t be more happy with the team we have selected to represent our growing brand.”

Learn more about KonaRed Hawaiian Superfruit Antioxidant Juice by visiting www.konared.com.

About KonaRed Corporation KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses.  KonaRed Corporation has developed  an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit.  The company is headquartered in Kalaheo, Hawaii.  Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com.  For additional information about the company and Investor Relations email invest@konared.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com